Exhibit 11.3

Independent Auditor's Consent

We consent to the inclusion of our report dated April 30, 2018, with respect to the consolidated financial statements of MogulREIT II,  Inc. as of December 31, 2017 and for the period from January 13, 2017 through December 31, 2017,  appearing in this Post-Qualification Amendment No. 1 to the Regulation A Offering Statement on Form 1-A of MogulREIT II, Inc. We also consent to the reference to our firm under the caption  "Experts."

/s/ CohnReznick LLP

Bethesda, Maryland
August 23, 2018